Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1) That it previously had filed a registration statement on Form F-6 (L'oreal 333-127706) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By: DEUTSCHE BANK TRUST COMPANY AMERICAS, Depositary
By: DEUTSCHE BANK TRUST COMPANY AMERICAS, Depositary

By:	/s/ Tom Murphy
Name: Tom Murphy Title: Vice President

By:	/s/ David Calligaro
Name: David Calligaro Title: Assistant Vice President